UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

LifeVantage Corporation (the “Company”, “we”, “our” or “us”) has scheduled its fiscal year 2016 Annual Meeting of Shareholders for Thursday October 15, 2015 (the "FY 2016 Annual Meeting"). In our proxy statement relating to our fiscal year 2015 annual meeting of shareholders (the "FY 2015 Annual Meeting"), we disclosed the deadlines by which shareholders must notify us of any proposals to be included in the proxy materials distributed by us for the FY 2016 Annual Meeting.

Because the expected date of the FY 2016 Annual Meeting has been established for October 15, 2015, which is more than 30 days from the anniversary of our FY 2015 Annual Meeting, we have set a new deadline for the receipt of shareholder proposals submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for inclusion in our proxy materials for the FY 2016 Annual Meeting. In order to be considered timely, such proposals must be received by our Corporate Secretary no later than July 17, 2015, which is a reasonable time before we begin to print and mail our proxy materials. Proposals must be sent to the Company’s principal executive office c/o Corporate Secretary, 9785 S. Monroe Street, Suite 300, Sandy, Utah 84070 and must also comply with Rule 14a-8 of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Shareholders also have the right under our bylaws to directly nominate director candidates and make other shareholder proposals by following specified procedures. For a shareholder proposal for the FY 2016 Annual Meeting that is not intended to be included in our proxy statement under Rule 14a-8, including director nominations, the shareholder must (1) provide the information required by our bylaws and (2) give timely notice to our Corporate Secretary at the address above in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary not earlier than 120 days prior to the annual meeting, or June 17, 2015, and not later than the close of business on the later of (A) the 90th day prior to the FY 2016 Annual Meeting, or July 17, 2015, and (B) the tenth day following the date on which public announcement of the date of the annual meeting is first made.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2015	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Vice President, Legal Affairs